Exhibit 99.1

POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

Investor Contact:	Barbara A. Gould
(615) 235-4124

Media Contact:	Julie K. Davis
(615) 443-9266

CRACKER BARREL FISCAL 2011 FIRST QUARTER
CONFERENCE CALL ON THE INTERNET

LEBANON, Tenn. – Nov. 9, 2010 – Cracker Barrel Old Country Store, Inc. (the “Company”) (Nasdaq: CBRL) will provide an on-line, real-time Webcast and rebroadcast of its first quarter earnings conference call on Tuesday, November 23, 2010, beginning at 11:00 a.m. Eastern Time. Company management will discuss financial results for the quarter ended October 29, 2010, and provide its outlook for fiscal year 2011, which ends July 29, 2011.

The live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line in the News and Events section on the Company’s website at investor.crackerbarrel.com on November 23, 2010, beginning at 11:00 a.m. (Eastern Time).  An on-line replay will be available at 2:00 p.m. (Eastern Time) and continue through December 8, 2010.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. presently operates 597 Cracker Barrel Old Country Store restaurants and gift shops located in 42 states.

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